Exhibit 10(u)

July 31, 2015

Via Email

Mr. Anthony M. Lougee

777 Alexander Road, suite 100

Princeton, NJ  08540

Dear Tony:

As approved in the Dataram Board of Directors meeting held on July 15, 2015, and in recognition of your demonstrated performance and notable contributions to the business, we are pleased to promote you to Chief Financial Officer, Dataram Corporation (the “Company”). We believe the Company can continue to provide you with an outstanding opportunity to continue the development of your career. Below please find the basic terms and conditions of your promotion. If you have any questions please do not hesitate to contact me.

1)	Promotion Effective: August 17, 2015

2)	Position Title: Chief Financial Officer (CFO), Dataram Corporation.

3)	Reporting Relationship:
a)	You will report directly to the Chief Executive Officer (CEO).
b)	Reporting to the CFO include the following functions: finance, accounting, and support operations.

4)	At-Will Employment: You will be employed on an at-will basis, which means that you may resign from the Company and the Company may terminate your employment with or without notice.

5)	Cash Compensation:
a)	Base Salary:
i)	Effective upon date of promotion, your base salary will be $144,000 on an annualized basis paid in semi-monthly pay period increments, less appropriate withholdings.
ii)	Future base salary reviews will be conducted on an annual basis and be subject to individual performance and overall Company performance.
b)	Incentive Compensation:
i)	You will be designated as a plan participant in the Company's FY 2016 Annual Incentive Compensation Plan when established; targeted at 25% of your base salary.

6)	Reimbursement for Expenses
a)	The Company will reimburse you for all documented expenses properly incurred by you in the performance of your duties under this agreement.

7)	Stock Grant
a)	As part of your role as CFO, and in consideration for your work as company’s Chief Accounting Officer, you will be granted 10,000 shares of the Company’s common stock with the value determined as of market close on August 17, 2015, which fully vests upon acceptance of the promotion.
b)	You will be eligible to receive additional shares of the Company’s common stock based on Company growth, individual contributions, and strategic initiatives.

8)	Grant of Options
a)	As part of your role as CFO, you are further granted a right to purchase up to 27,000 shares of the Company’s Common Stock. The strike price (“exercise price”) for each grant is the full market value (FMV) on date of issue. The options will vest as follows: 1/3 upon grant and 1/3 on each annual anniversary of the date of the grant. The exercise price for each grant is the full market value (FMV) on date of issue.
b)	You will be eligible to receive additional option grants based on Company growth, individual contributions, and strategic initiatives.

9)	Paid Time Off (PTO)
a)	Paid time off is on a calendar year basis. You will receive 25 days each year in personal Paid Time Off, accrued per company policy.

10)	Healthcare, Life Insurance, 401k, holidays and other benefits:
a)	You and your eligible dependents will be eligible for coverage under the Company’s healthcare plan in accordance with the terms of the plan.
b)	All other benefits not specifically defined in this offer letter will be provided consistent with the Company's policies and programs.

11)	Confidentiality & Non-Solicitation Agreement:
a)	As a condition of this offer, you will be required to sign a Change in Control Severance Agreement and Company Protection Agreement.

This letter agreement contains the entire understanding, and cancels and supersedes all prior agreements, including, without limitation, any prior Employment Agreements, and any agreement in principle or oral statement, letter of intent, statement of understanding or guidelines of the parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or otherwise modified only by a written document executed by each of the parties hereto or their respective successors or assigns. You acknowledge that you are entering into this letter agreement of your own free will and accord with no duress and that you have read this Agreement and understand it and its legal consequences.

Sincerely,

_____________________________	_____________________________
David A. Moylan	Anthony M. Lougee
Chairman and CEO
Dataram Corporation	_____________________________
On behalf of the Board of Directors	Date Accepted

cc: Personnel file